Exhibit 32

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

 PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-QSB for the period ended June 30, 2003 (the "Form 10-QSB") of Guaranty Financial Corporation (the "Company"), we, William E. Doyle, Jr., President and Chief Executive Officer, and Tara Y. Harrison, Vice President and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a) the Form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Form 10-QSB fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of, and for, the periods presented in the Form 10-QSB.

August 14, 2003

By: /s/ William E. Doyle

William E. Doyle, Jr.

President and Chief Executive Officer

August 14, 2003

By: /s/ Tara Y. Harrison

Tara Y. Harrison

Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Guaranty Financial Corporation and will be retained by Guaranty Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.